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                                                                   EXHIBIT 23(B)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-3 of CoreStates Financial Corp and in the related prospectus of our report dated March 16, 1994, except as to the third paragraph of Note 1 and the last paragraph of Note 16 which are as of July 19, 1994 relating to the consolidated statements of operations, changes in shareholders' equity and cash flows of Constellation Bancorp and subsidiaries for the year ended December 31, 1993, which report appears in the 1995 Annual Report on Form 10-K of CoreStates Financial Corp and the reference to our Firm under the heading "Experts" in the prospectus.

Our report refers to a restatement of the 1993 financial statements to remove certain merger-related charges and to a change in accounting for postretirement benefits other than pensions, income taxes, and certain investments in debt and equity securities in 1993.

                                          KPMG Peat Marwick LLP

Short Hills, New Jersey
April 3, 1996